EXHIBIT 4.1


                                                                         2/18/97

                             Watkins-Johnson Company

                       1997 Employee Stock Incentive Plan


                                    Article I

                                     General

1.  Purpose

         This 1997 Employee Stock Incentive Plan (the "Plan") is intended to increase incentives and to encourage stock ownership on the part of Eligible Employees (as defined in Section 3. of this Article I) of Watkins-Johnson
Company (the "Company") or of other corporations which are or become subsidiaries of the Company. It is the purpose of the Plan to provide such employees with a proprietary interest, or to increase their proprietary interest, in the Company and its subsidiaries, and to encourage them to remain in the employ of and/or to increase their efforts on behalf of the Company and its subsidiaries. The Plan permits the grant of stock options, restricted stock, stock appreciation rights, performance awards and dividend equivalents. Restricted stock, stock appreciation rights, performance awards, and dividend equivalents, collectively, are sometimes referred to herein as "awards". It is intended that options granted pursuant to this Plan (sometimes referred to as "options" herein) shall not constitute incentive stock options within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2.  Administration

         This Plan shall be administered by the Board of Directors of the Company (the "Board"), or such committee, or such person or persons, as the Board shall appoint from time to time. For purposes of this Plan, the Board and any persons appointed by the Board to administer this Plan are referred to as the "Administrator". Subject to the terms and conditions of this Plan and subject to any other terms, conditions, rules and limitations as the Board shall establish, the Administrator shall make all determinations of the persons to whom options and/or awards shall be granted, the amount, and the terms and conditions of such options and/or awards. The Administrator shall interpret and construct all provisions of this Plan or of any option or award granted under this Plan and all such determinations shall be final and shall be given the maximum deference permitted by law. No person acting as the Administrator shall be liable for any action or determination made in good faith with respect to this Plan, or any option or award granted under the Plan.

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         Subject  to any  terms,  conditions,  rules and  limitations  as may be established by the Board, the Administrator may delegate all or any portion of the Administrator's authority, rights, duties or obligations to such other person or persons as the Administrator shall determine in the Administrator's sole discretion.

3.  Eligibility

         Subject to Section 2 of this Article I, the persons eligible to receive options and awards under this Plan ( the "Eligible Employees") shall be all employees of the Company who are not serving as the Administrator and who are not (i) persons covered by section 16 of the Securities Exchange Act of 1934 or
(ii) persons who if covered by the Plan would require shareowner approval of the Plan under the rules of the New York Stock Exchange.

         Except where the context otherwise requires, the term "Company," as used herein, shall include (i) Watkins-Johnson Company and (ii) any of its "subsidiary corporations" which meet the definition of subsidiary corporation contained in section 425(f) of the Code, and Eligible Employees shall include employees of each such subsidiary corporation, as well as employees of Watkins-Johnson Company.

4.  Shares of Stock Subject to the Plan

         The shares that may be issued under the Plan shall be authorized and unissued or reacquired shares of the Company's common stock (the "Common Stock"). The aggregate number of shares which may be issued under the Plan shall not exceed 400,000 shares of Common Stock, provided that such maximum number of shares shall be adjusted, in accordance with Article IV. If an option or award is exercised or otherwise paid, the number of shares of Common Stock to which such exercise or payment relates, if any, shall be charged against the maximum amount of Common Stock that may be delivered pursuant to the Plan and, if applicable, pursuant to the option or award.

         If an option or award expires or is canceled for any reason without having been fully exercised or vested, the number of shares or units subject to such option or award which were not purchased or did not vest prior to such expiration or cancellation may again be made subject to either an option or an award granted hereunder (to the same person or to a different person). Recipients of options or awards are sometimes referred to herein as "optionees."

5.  Amendment of the Plan

         The Board may, insofar as permitted by law, from time to time, suspend or discontinue the Plan or revise or amend the Plan in any respect whatsoever, except that no such amendment shall alter or impair or diminish any rights or obligations under any options or awards theretofore granted under the Plan without the consent of the person to whom such option or award was granted.

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6.  Term of Plan

         Options and awards may be granted under the Plan until February 23, 2007, the date of termination of the Plan. Notwithstanding the foregoing, each option and award granted under the Plan shall remain in effect until such option or award has been satisfied by the issuance of shares or terminated in accordance with its terms and the terms of the Plan.

7.  Restrictions

         All options and awards granted under the Plan shall be subject to the requirement that, if at any time the Administrator shall determine, in its discretion, that the listing, registration or qualification of the shares subject to options or awards granted under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such options and awards or the issuance, if any, or purchase of shares in connection therewith, such options or awards may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Administrator.

8.  Nonassignability

         No option or award shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution. During the lifetime of the recipient, the option or award shall be exercisable only by such recipient, and no other person shall acquire any rights therein.

9.  Withholding Taxes

         Whenever shares of Common Stock are to be issued under the Plan, or payment of cash thereunder, the Company shall have the right to require the optionee to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares, or payment of cash. The Company may deduct such withholding taxes from any shares or cash paid under the Plan.

10.  Definition of "Fair Market Value"

         For the purposes of this Plan, the term "Fair Market Value," when used in reference to the date of grant of an option or award or the date of surrender of Common Stock in payment for the purchase of shares pursuant to the exercise of an option, as the case may be, shall mean the closing sale price of the Common Stock quoted on the Composite Tape for New York Stock Exchange--Listed Stocks, as published in the "Wall Street Journal" and determined by the Administrator, or if no sale price was quoted on such date, then as of the next preceding date on which such a sale price was quoted. If the Common Stock is not listed on the New York Stock Exchange, Fair Market Value shall mean the closing sale price on the principal United States securities exchange

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registered  under the  Securities  Exchange  Act of 1934 on which  such stock is listed, as published in the "Wall Street Journal" and determined by the Administrator, or, if such stock is not listed on any such securities exchange, the mean between the highest and lowest sale prices or bid quotations with respect to a share of such stock on the date such option or award is granted on the National Association of Securities Dealers, Inc. Automated Quotations System or any successor system, or, if no such sale prices or quotations are available, the Fair Market Value on the date in question of a share of such stock as determined in good faith by the Administrator.


Article II

Stock Options

1.  Award of Stock Options

         Awards of stock options may be made to Eligible Employees under this Plan under the terms and conditions contained herein. The date on which any option is granted shall be the date of the Administrator's authorization of such grant or such later date as may be determined by the Administrator at the time such grant is authorized.

2.  Term of Options

         No stock option granted under the Plan shall be exercisable after the expiration of ten (10) years from the date of grant. Subject to the foregoing limitation, the Administrator in its sole discretion may establish any term for each option granted under the Plan.

3.  Cancellation of and Substitution for Options

         The Administrator shall have the right to cancel any stock option at any time before it otherwise would have expired by its terms and to grant to the same optionee in substitution therefor a new stock option containing such terms and conditions as the Administrator shall determine, subject to such express limitations as are provided in this Plan. Such cancellation and substitution shall be with the agreement of the optionee.

4.  Terms and Conditions of Options

         Options granted pursuant to the Plan shall be evidenced by agreements in such form as the Administrator shall from time to time determine, which agreements shall contain such terms and conditions as determined by the Administrator in its sole discretion and which also shall comply with the following terms and conditions.

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         A.  Optionee's Agreement.

         Each optionee shall agree to remain in the employ of and/or to render to the Company his or her services for a period of no less than two (2) years from the date of the option, but such agreement shall not impose upon the Company any obligation to retain the optionee in its employ for any period.

         B.  Number of Shares and Type of Option.

         Each option agreement shall state the number of shares to which the option pertains which shall be determined by the Administrator and shall state that the option is a nonqualified stock option.

         C.  Option Price.

         Each option agreement shall state the option price per share ( or the method by which such price shall be computed). The option price shall be not less than 100% of the Fair Market Value of a share of the Common Stock on the date such option is granted

         D.  Medium and Time of Payment.

         The option price shall be payable upon the exercise of an option in the legal tender of the United States or, in the discretion of the Administrator in shares of the Common Stock or in a combination of such legal tender and such shares. Upon receipt of payment, the Company shall deliver to the optionee (or person entitled to exercise the option) a certificate or certificates for the shares of Common Stock to which the option pertains.

         E.  Exercise of Options.

         Each option shall state the time or times when it vests and becomes exercisable, which shall be determined by the Administrator. The Administrator may, in its discretion, waive any vesting provisions contained in an option agreement.

         To the extent that an option has become vested and subject to the foregoing restrictions, it may be exercised in whole or in such lesser amount as may be authorized by the option agreement; provided, however, that no partial exercise of an option shall be for fewer than fifty (50) shares of Common Stock. If exercised in part, the unexercised portion of an option shall continue to be held by the optionee and may thereafter be exercised as herein provided.

         F.  Termination and Transfer of Options.

         In connection with the grant of any option under the Plan, the Administrator may provide in the option agreement for the termination of all or any portion of an option under certain circumstances, including, without limitation, termination of the recipient's employment or service as a result of resignation, retirement, disability or death, or for cause, and may distinguish among various causes of termination as the Administrator deems appropriate. In addition, the

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Administrator may provide, through an option agreement or otherwise, that in the event an optionee's employment (or other service for the Company) is terminated,
(i) such optionee's options may be exercised for specified periods thereafter within the option period, (ii) to the extent not fully exercisable or otherwise vested on the termination date, such optionee's options may continue to become exercisable within the option period, or (iii) the portion of the option available to such optionee or his or her beneficiary or personal representative, as the case may be, may be increased.


Article III

Awards

1.  General

         Awards granted pursuant to the Plan shall be evidenced by agreements in such form as the Administrator shall from time to time determine, which agreements shall contain such terms and conditions as determined by the Administrator in its sole discretion and which also shall comply with the provisions of this Article III.

2.  Restricted Stock

         A.  Grants.

         The Administrator may award restricted stock to Eligible Employees. The number of shares of Common Stock to be delivered, the date of such delivery, the price, if any, to be paid for such shares and the restrictions imposed on such shares shall be determined by the Administrator and set forth in a restricted stock award agreement. Except as otherwise provided in Section 6 of Article V, the restrictions imposed upon restricted stock will lapse in accordance with such schedule and other conditions as shall be determined by the Administrator and set forth in the award agreement.

         B.  Price.

         The purchase price, if any, per share of shares of restricted stock shall be determined by the Administrator.

         C.  Rights and Restrictions.

         Persons receiving restricted stock shall be entitled to such dividend, voting and other shareowner rights for the shares covered by a restricted stock award as the Administrator shall determine and provide in the award agreement.

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3.  Stock Appreciation Rights

         The Administrator may award stock appreciation rights to Eligible Employees.

         A. Grants.

         Stock appreciation rights, related or unrelated to options or other awards, may be granted by at any time. A stock appreciation right may extend to all or a portion of the shares covered by a related option or award.

         B.  Exercise of Stock Appreciation Rights.

         A stock appreciation right shall be exercisable only at such time or times, and to the extent, that the Administrator shall determine and provide in the option or award agreement.

         C.  Payment.

                  (i) Upon the exercise of a stock appreciation right, and if such stock appreciation right is related to an option, surrender of an exercisable portion of the related option, the employee shall be entitled to receive payment of an amount determined by multiplying:

                           (a)  the  difference   obtained  by  subtracting  the
purchase price of a share of Common Stock specified in the related option, or if such stock appreciation right is unrelated to an option the initial share value specified in the award, from the Fair Market Value, book value or other measure specified in the award of a share of Common Stock on the date of exercise of such stock appreciation right, by

                           (b) the  number  of  shares  as to which  such  stock
appreciation right has been exercised.

                  (ii) The Administrator, in its sole discretion, may require settlement of the amount determined under paragraph (i) above solely in cash, solely in shares of Common Stock (valued at Fair Market Value on the business day next preceding the date of exercise of the stock appreciation right), or partly in such shares and partly in cash.

         D.  Maximum Stock Appreciation Right Term.

         Each stock appreciation right and all rights or obligations thereunder shall expire on such date as shall be determined by the Administrator and shall be subject to earlier termination as provided in the award agreement.

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4.  Performance Awards

         The Administrator may grant one or more performance awards to Eligible Employees. The value of such awards (i) may be linked to the Fair Market Value, book value or other measure of the value of the Common Stock of the Company or other specific performance criteria determined appropriate by the Administrator, in each case on a specified date or over any period determined by the Administrator, or (ii) may be based upon the appreciation in the Fair Market Value, book value or other measure of the value of a specified number of shares of Common Stock over a fixed period determined by the Administrator. In making such determinations, the Administrator shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the recipient. No shares of Common Stock shall be issued as part of the award; however, payments by the Company may be made in shares of Common Stock, cash, or a combination of Common Stock or cash as the Administrator shall determine.

5.  Dividend Equivalents

         An Eligible Employee receiving an award under this Article III may be awarded dividend equivalents based on the dividends declared and paid on the Common Stock covered by the award, during the period between the award date and the date such award is exercised, vests or expires, as determined by the Administrator. Dividend equivalents may be granted concurrently with or subsequent to the grant of an award. Such dividend equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time or times and subject to such limitations as may be determined by the Administrator.

6.  Deferral of Awards

         At the discretion of the Administrator, payment of an award, dividend equivalent, or any portion thereof may be deferred until a time established by the Administrator. Deferrals shall be made in accordance with guidelines established by the Administrator. Without limiting the generality of the foregoing, the Administrator may provide for (i) the crediting of interest on cash payments that are deferred and set the rates of such interest and (ii) the crediting of dividends or dividend equivalents on deferred payments denominated in the form of shares.

7.  Termination of Awards

         In connection with the grant of any award under the Plan, the Administrator may provide in the award agreement for the termination of all or any portion of an award under certain circumstances, including, without limitation, termination of the recipient's employment or service as a result of resignation, retirement, disability or death, or for cause, and may distinguish among various causes of termination as the Administrator deems appropriate. In addition, the Administrator may provide, through an award agreement or otherwise, that in the event an optionee's employment (or other service for the Company) is terminated, (i) such optionee's awards may be exercised for specified periods thereafter within the award period, (ii) to the extent not fully exercisable or otherwise vested on the termination date, such optionee's awards may continue to become exercisable within the award period, or (iii) the portion of the award available to such optionee or his or her beneficiary or personal representative, as the case my be, may be increased.

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Article IV

Recapitalization and Reorganizations

         The number of shares of Common Stock covered by the Plan, and the number of shares and price per share of each outstanding option and award shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend, or any other increase or decrease in the number of issue and outstanding shares of Common Stock effected without receipt of consideration by the Company.

         If the Company shall be the surviving corporation in any merger or consolidation, each outstanding option and award shall pertain to and apply to the securities to which a holder of the same number of shares of Common Stock that are subject to that option or award would have been entitled. A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation (a "Terminating Transaction") shall cause each outstanding option and award to terminate, unless the agreement of merger or consolidation shall otherwise provide; provided, however, that each optionee in the event of a Terminating Transaction which will cause his or her option or award to terminate shall have the right immediately prior to such Terminating Transaction to exercise such option or award in whole or in part, subject to every limitation on the exercisability of such option or award, other than any vesting provisions not required by the Code.

         To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive.

         The grant of an option or award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.


Article V

Miscellaneous Provisions

1.  Rights as a Shareowner

         An optionee or a transferee of an option or award shall have no rights as a shareowner of the Company with respect to any shares covered by an option or award until the date of the receipt of payment (including any amounts required by the Company pursuant to Section 9 of Article I) by the Company. No adjustments shall be made as to any option or award for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to such date, except as expressly provided in this Plan.

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2.  Modification, Extension and Renewal of Options and Awards

         Subject to the terms and conditions and within the limitations of the Plan, the Administrator may modify, extend, renew or cancel outstanding options and/or awards granted under the Plan. Notwithstanding the foregoing, however, no modification of an option or award shall, without the consent of the optionee or recipient, impair or diminish any rights or obligations under any option or award theretofore granted under the Plan. For purposes of the preceding sentence, the right of the Company pursuant to Section 3 of Article II to cancel any outstanding stock option and to issue therefor a substituted stock option stating a lower option price shall not be construed as impairing or diminishing an optionee's rights or obligations.

3.  Other Provisions

         The option and award agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the option or restrictions required by any applicable securities laws, as the Administrator shall deem advisable.

4.  Application of Funds

         The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of option will be used for general corporate purposes.

5.  No Obligation to Exercise Option or Award

         The granting of an option or award shall impose no obligation upon the optionee or the recipient of an award (or any transferee) to exercise such option or award.


6.  Acceleration of Vesting on Change in Control

         If while unexercised or unvested options, restricted stock, stock appreciation rights, performance awards or dividend equivalents remain outstanding under the Plan (i) any corporation (other than the Company), person or group (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended makes a tender or exchange offer which, if consummated, would make such corporation, person or group the beneficial owner (within the meaning of Rule 13d-3, under the Securities Exchange Act of 1934, as amended) of more than 30% of the Company's then outstanding stock and, pursuant to such offer, purchases are made ("Offer"); (ii) the shareowners or directors of the Company approve a definitive agreement to merge or consolidate with or into another corporation and the Company is not the surviving corporation, or agree to sell or otherwise dispose of all or substantially all of the Company's assets, or adopt a plan of liquidation; (iii) the Company become aware that any person or group (within the meaning of Section 13(d) and 14 (d)(2) of the Securities Exchange Act of 1934, as amended, has become the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of more than 20% of the Company's then outstanding stock; (iv) 50% or more of the Directors of the Company are elected to the Board of Directors during any period of 2 months or less, such election being without the approval of at least a majority of the members of

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the  Board of  Directors  of the  Company  in office  immediately  prior to such period; then on the date of the first purchase of stock pursuant to such Offer, or the date of any such shareholder approval or adoption, or the date on which the Company becomes aware of the acquisition of such percentage of the Company's stock, or on the date of the election of such Directors (any such date being referred to as an "Acceleration Date"), each outstanding option or award shall be fully vested and exercisable in full.

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